Exhibit 11
             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
              PRIMARY EARNINGS PER COMMON SHARE COMPUTATIONS
             For the Years Ended June 30, 1994, 1993 and 1992

                                          1994      1993      1992
                                        --------  --------  --------
                                    (in thousands, except per share data)
Net Income (Loss) for Primary
- - - -----------------------------
  Earnings Per Common Share
  -------------------------
Income before extraordinary charges
  and cumulative effect of changes
  in accounting principles              $ 38,289  $ 26,534  $ 14,884
Dividends accrued on convertible
  preferred stock, net of tax
  benefits                                (1,606)   (1,628)   (1,336)
                                        ________  ________  ________
Income for primary earnings per
  common share before extra-
  ordinary charges and cumulative
  effect of changes in accounting
  principles                            $ 36,683  $ 24,906  $ 13,548
Extraordinary charges, net of
  income taxes                            (2,039)        -    (1,238)
Cumulative effect of changes
  in accounting principles,
  net of income taxes                          -   (74,676)        -
                                        ________  ________  ________
Net income (loss) for primary
  earnings per common share             $ 34,644  $(49,770) $ 12,310
                                        ========  ========  ========
Weighted Average Common Shares
- - - ------------------------------
Weighted average number of
  common shares outstanding                8,026     8,008     8,342

Effect of shares issuable under
  the stock option plans                      39         1         -
                                        ________  ________  ________
Weighted average common shares             8,065     8,009     8,342
                                        ========  ========  ========
Primary Earnings (Loss) Per Common Share
- - - ----------------------------------------
Primary earnings per common share
  before extraordinary charges and
  cumulative effect of changes in
  accounting principle                  $   4.55  $   3.11  $   1.63

Extraordinary charges                       (.25)        -      (.15)

Cumulative effect of changes
  in accounting principles                     -     (9.32)        -
                                        ________  ________  ________
Primary earnings (loss) per
  common share                          $   4.30  $  (6.21) $   1.48
                                        ========  ========  ========


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                                                           Exhibit 11
             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
           FULLY DILUTED EARNINGS PER COMMON SHARE COMPUTATIONS
             For the Years Ended June 30, 1994, 1993 and 1992

                                          1994      1993      1992
                                        --------  --------  --------
                                    (in thousands, except per share data)
Net Income (Loss) for Fully Diluted
- - - -----------------------------------
  Earnings Per Common Share
  -------------------------
Income before extraordinary charges
  and cumulative effect of changes
  in accounting principles              $ 38,289  $ 26,534  $ 14,884
Shortfall between common and
  preferred dividend                        (699)     (785)     (641)
                                        ________  ________  ________
Income for fully diluted earnings
  per common share before
  extraordinary charges and
  cumulative effect of changes
  in accounting principles                37,590    25,749    14,243
Extraordinary charges, net
  of income taxes                         (2,039)        -    (1,238)
Cumulative effect of changes in
  accounting principles, net of
  income taxes                                 -   (74,676)        -
                                        ________  ________  ________
Net income (loss) for fully diluted
  earnings per common share             $ 35,551  $ 48,927  $ 13,005
                                        ========  ========  ========
Weighted Average Common Shares
- - - ------------------------------
Weighted average number of
  common shares outstanding                8,026     8,008     8,342

Conversion of preferred shares               461       461       377
Effect of shares issuable
  under the stock option plans                56        31         2
                                        ________  ________  ________
Weighted average common shares             8,543     8,500     8,721
                                        ========  ========  ========
Fully Diluted Earnings (Loss)
- - - -----------------------------
  Per Common Share
  ----------------
Fully diluted earnings per
  common share before
  extraordinary charges and
  cumulative effects of changes
  in accounting principles              $   4.40  $   3.03  $   1.63

Extraordinary charges                       (.24)        -      (.15)
Cumulative effect of changes
  in accounting principles                     -     (8.80)       -
                                        ________  ________  ________
Fully diluted earnings (loss)
  per common share                      $   4.16  $  (5.77) $   1.48
                                        ========  ========  ========



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